SECOND EXTENSION AGREEMENT

This Second Extension Agreement (this “Second Extension Agreement”) is made as of June 15, 2016, by and between ACRE Realty Investors Inc., formerly known as Roberts Realty Investors, Inc., (the “Company”), A-III Investment Partners LLC (“A-III”) and Charles S. Roberts (“Mr. Roberts”).

WHEREAS, the Company and Mr. Roberts are parties to that certain Employment Agreement, dated as of January 30, 2015 (the “Employment Agreement”), and the Company, A-III and Mr. Roberts are parties to that certain Governance and Voting Agreement, dated as of January 30, 2015 (the “Governance and Voting Agreement”);

WHEREAS, the term (the “Term”) of each of the Employment Agreement and Governance and Voting Agreement was set to expire on January 30, 2016;

WHEREAS, the Company, A-III and Mr. Roberts are parties to that certain Extension Agreement, dated as of January 28, 2016, which extends the Term of each of the Employment Agreement and Governance and Voting Agreement to June 30, 2016; and

WHEREAS, the parties have determined to further extend the respective Terms of the Employment Agreement and the Governance and Voting Agreement from June 30, 2016 to December 31, 2016.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. Extension. The parties hereby agree to further extend the Term of the Employment Agreement from June 30, 2016 to December 31, 2016 and hereby agree to further extend the Term of the Governance and Voting Agreement from June 30, 2016 to December 31, 2016. Any references in the Employment Agreement or the Governance and Voting Agreement to “the first anniversary of the date hereof,” “during the one-year period after the Closing Date,” “before the first anniversary of the Closing Date” or similar words or phrasing indicating when the Term of the Employment Agreement or the Governance and Voting Agreement will expire or when certain rights or obligations thereunder will expire shall now mean “December 31, 2016.”

SECTION 2. Other Provisions. Other than the respective Terms of the Employment Agreement and the Governance and Voting Agreement which are being extended hereby, all of the other respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Employment Agreement and the Governance and Voting Agreement shall continue in full force and effect until December 31, 2016, unless the Employment Agreement or the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Extension Agreement as of the date first written above.

ACRE REALTY INVESTORS INC.		CHARLES S. ROBERTS

By:	/s/ Gregory I. Simon	By:	/s/ Charles S. Roberts
Name:	Gregory I. Simon	Name:	Charles S. Roberts
Title:	Executive Vice President,
General Counsel and Secretary

A-III INVESTMENT PARTNERS LLC

By:	/s/ Edward Gellert
Name:	Edward Gellert
Title:	Authorized Signatory